Exhibit 99.2
ALLIS-CHALMERS ENERGY INC.

PRESS RELEASE	Contact:	Jeffrey R. Freedman
Vice President — Investor Relations Allis-Chalmers Energy Inc.
713-369-0550
Allis-Chalmers Energy Announces Brazillian Investment,
New Officer Appointments, and Preliminary Unaudited
Results for the Full Year 2007
HOUSTON, TX — January 31, 2008 — BUSINESS WIRE — Allis-Chalmers Energy Inc. (NYSE: ALY) today announced preliminary unaudited results for the year and the fourth quarter ended December 31, 2007. Allis-Chalmers also announced that it has entered into an agreement with BCH Ltd., a Canadian-based drilling company, which Allis-Chalmers expects will accelerate its entry into the Brazilian oilfield services market. Additionally, Allis-Chalmers announced new officer appointments and a reorganization of management responsibilities.
Preliminary 2007 Earnings Results
Allis-Chalmers announced today that for the full year 2007 it expects to report revenues of $574 million, operating income of $125 million and net income of approximately $50.3 million, or $1.45 per fully diluted share. For the fourth quarter 2007 it expects to report revenues of approximately $147 million, operating income of $21 million and net income of approximately $5.6 million or $0.17 per fully diluted share. Adjusted EBITDA is expected to be $185.4 million and $38.6 million for the full year and fourth quarter of 2007, respectively. EBITDA and Adjusted EBITDA are non-GAAP items, and additional information and discussion regarding EBITDA and Adjusted EBITDA are provided later in this release. These results are preliminary and subject to completion of the year-end audit. Allis-Chalmers plans to release results for the fourth quarter and the year ended December 31, 2007 on March 4, 2008.
Operating results in the fourth quarter of 2007 were primarily impacted by:
•	Weakness in demand for drill pipe in the Gulf of Mexico due to the hurricane season and the departure of rigs to the international market.
•	Severe flooding in Villahermosa, the largest operating yard in our Mexican tubular services operation.
•
Labor strikes in Argentina for 15 days, because of the October presidential elections, affecting our International Drilling segment. Additionally, the new Argentine government imposed a corporate tax on all employees.

•	Start up costs and low utilization for our coil tubing units.
5075 Westheimer, Suite 890; Houston, Texas 77056
713-369-0550 P 281-768-3891 F

Investment in BCH, Ltd.
Allis-Chalmers also today announced that it has entered into an agreement with BCH Ltd., (“BCH”), to invest $40 million in cash in BCH in the form of a 15% Convertible Subordinated Secured debenture. The debenture is convertible, at any time, at the option of Allis-Chalmers into 49% of the common equity of BCH. At the end of two years, Allis-Chalmers has the option to acquire the remaining 51% of BCH from its parent, BrazAlta Resources Corp., (“BrazAlta”), based on an independent valuation from a mutually acceptable investment bank. BrazAlta is a publicly traded Canadian-based international oil and gas corporation with operations in Brazil, Northern Ireland, and Canada (TSX.V:BRX).
BCH is a Canadian-based oilfield services company engaged in contract drilling operations exclusively in Brazil. BCH has five drilling rigs under two to three year contracts with Petroleo Brasileiro S.A., (“Petrobras”) and its partners, and contracts for two additional drilling rigs and one service rig with BrazAlta for a term of three years. Allis-Chalmers expects that these contracts have the potential to generate revenues of approximately $125 million to BCH over the next three years.
Micki Hidayatallah, Allis-Chalmers’ Chairman and Chief Executive Officer, stated, “We are very excited about the opportunity to make an investment in the drilling and completion market in Brazil, the most advanced economy in South America. We could not have found an investment in this market with a more predictable, stable and profitable business model. As capital expenditures by Petrobras and BrazAlta continue to increase, we look forward to increasing our assets in Brazil by working with BCH’s management team in exploring potential markets for our rental inventory, directional drilling, underbalanced drilling, coil tubing and casing and tubing installation services. We also believe that the very capable management team at BCH will quickly seize the opportunity to expand its drilling and completion services with its principal customers, Petrobras and BrazAlta.
Officer Appointments
Allis-Chalmers today announced the election of Terry Keane as Senior Vice President — Oilfield Services and Mark Patterson as Senior Vice President — Rental Services. Mr. Keane will be responsible for the Oilfield Services segment consisting of Underbalanced Drilling, Production Services, Tubular Services and Directional Drilling operations, while Mr. Patterson will be responsible for the Rental Services segment of Allis-Chalmers.
For the past five years Terry Keane has served as President and CEO of AirComp LLC, Allis-Chalmers’ underbalanced drilling services subsidiary. He has over 30 years experience in the oilfield services industry. Mark Patterson, until his promotion, served as Executive Vice President Sales and Business Development for the Allis-Chalmers Rental Services division. He joined Oil & Gas Rental Services in 1989 and has 28 years of industry experience.
Burt Adams, President and Chief Operating Officer of Allis-Chalmers, resigned effective February 28, 2008. Burt Adams will remain as a member of the Board of Directors of Allis-Chalmers.
Micki Hidayatallah, Chairman and Chief Executive Officer, stated, “It has been a real pleasure and privilege to work with Burt Adams over the last twelve months. I look forward to Burt’s participation on the Board where the company will continue to benefit from his experience and advice.”
Guidance for 2008
Micki Hidayatallah, Allis-Chalmers’ Chairman and Chief Executive Officer, stated “While we are disappointed in our current operating results, we believe that we have positioned the company for substantial future growth. We are actively analyzing additional geographical market opportunities to deploy our rental fleet. We believe that our plan to expand our rental fleet footprint will take six to nine months. The Mexican casing and tubing business outlook is excellent, and we have added more advanced handling tools to accommodate the growth in the market. Additionally, the start up expenses associated with our coiled tubing business will no longer penalize operating results, and we are currently experiencing high utilization. We have committed to deliver 18 rigs to Argentina under five year contracts and we expect to have all of the units operating by the third quarter of this year. Pan American has recently announced a major discovery in the Patagonia province, and we expect that discovery to strengthen our operations in Argentina. We continue to be extremely excited about our growth prospects in Central and South America. It is our intention in 2008 to actively pursue international markets and provide additional products and services in these markets.”
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential effect of any future capital transactions, such as business combinations, divestitures and financings, which may be completed after the date of this press release. Any material change in market conditions in any of Allis-Chalmers’ business segments could affect guidance. Our earnings guidance for 2008 assumes that the Gulf of Mexico and onshore drilling activity in the U.S. will not be materially different from current market conditions. We expect delivery of new casing tools in the first quarter and six new coil tubing units in the fourth quarter. We expect all of the new drilling and service rigs under contract in Argentina to be deployed by the third quarter of 2008.
5075 Westheimer, Suite 890; Houston, Texas 77056
713-369-0550 P 281-768-3891 F

	1st Quarter	Full Year
($in millions)	2008 Estimate	2008 Estimate

Revenues:	$150 to $155	$655 to $670

EBITDA:	$39 to $40	$188 to $193

Adjusted EBITDA:	$41 to $43	$195 to $201

Earnings per share: (on a fully-diluted basis)	$0.21 to $0.23	$1.35 to $1.45
Conference Call
Allis-Chalmers has scheduled a conference call to be held on Thursday, January 31, 2008 at 9:00 am Eastern time, 8:00 am Central time. The call will be web cast live on the Internet through the Investor Relations page on the Allis-Chalmers’ website.
To participate by telephone, call (888) 713-4209 domestically or (617) 213-4863 internationally ten to fifteen minutes prior to the starting time. The participant pass code is 60642846. Participants may pre-register for the call at the following link and will be issued a PIN number to use when dialing into the live call, which will provide quick access to the conference by bypassing the operator upon connection.
https://www.theconferencingservice.com/prereg/key.process?key=P9YYBG4MU
A telephonic replay will be available through February 7, 2008. The telephone number for the replay of the call is (888) 286-8010 domestically or (617) 801-6888 internationally, and the pass code is 77476970. The call will be available for replay through Allis-Chalmers’ website.
About Allis-Chalmers
Allis-Chalmers Energy Inc. is a Houston-based multi-faceted oilfield services company. It provides services and equipment to oil and natural gas exploration and production companies, domestically primarily in Texas, Louisiana, New Mexico, Colorado, Oklahoma, Mississippi, Wyoming, Arkansas, West Virginia, offshore in the Gulf of Mexico, and internationally primarily in Argentina and Mexico. Allis-Chalmers provides rental services, international drilling, directional drilling, tubular services, underbalanced drilling, and production services. Allis-Chalmers’ common stock is traded on the New York Stock Exchange under the symbol “ALY.” For more information, visit Allis-Chalmers’ website at http://www.alchenergy.com or request future press releases via email at http://www.b2i.us/irpass.asp?BzID=1233&to=ea&s=0.
Forward-Looking Statements
This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Allis-Chalmers’ business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.
5075 Westheimer, Suite 890; Houston, Texas 77056
713-369-0550 P 281-768-3891 F

Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which Allis-Chalmers operates, competition, obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation. Further information about the risks and uncertainties that may affect Allis-Chalmers are set forth in our company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” section) and in its other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Allis-Chalmers undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.
Use of EBITDA and Adjusted EBITDA & Regulation G Reconciliation
This press release contains references to EBITDA, a non-GAAP financial measure that complies with federal securities regulations when it is defined as net income (the most directly comparable GAAP financial measure) before interest, taxes, depreciation and amortization. Allis-Chalmers defines EBITDA accordingly for the purposes of this press release. We also utilize Adjusted EBITDA as a supplemental financial measurement in the evaluation of our business. We have defined Adjusted EBITDA for the purposes of this press release to mean EBITDA plus stock compensation expense. However, EBITDA and Adjusted EBITDA, as used and defined by Allis-Chalmers, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Neither EBITDA nor Adjusted EBITDA should be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, Allis-Chalmers believes EBITDA and Adjusted EBITDA are useful to an investor in evaluating our company’s operating performance because these measures:
•
are widely used by investors in the energy industry to measure a company’s operating performance without regard to the items excluded from EBITDA, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;

•
helps investors to more meaningfully evaluate and compare the results of Allis-Chalmers’ operations from period to period by removing the effect of its capital structure and asset base from its operating results; and

•
are used by management for various purposes, including as a measure of operating performance, in presentations to the board of directors, as a basis for strategic planning and forecasting, as a component for setting incentive compensation and to assess compliance in financial ratios, among others.

There are significant limitations to using EBITDA and Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of recurring and non-recurring items that are excluded from EBITDA and materially affect net income or loss, results of operations, and the lack of compatibility of the results of operations of different companies.
Reconciliations of this financial measure to net income, the most directly comparable GAAP financial measure, are provided in the table below.
5075 Westheimer, Suite 890; Houston, Texas 77056
713-369-0550 P 281-768-3891 F

Reconciliation of Preliminary Adjusted EBITDA to GAAP Net Income
($ in millions)

	Three Months Ended	Year Ended
	12/31/07	12/31/07

Net income (Preliminary)	5.6	50.3
Depreciation and amortization	14.9	55.1
Interest expense, net	11.3	46.3
Income taxes	4.1	28.9

EBITDA	35.9	180.6
Stock compensation expense (non-cash	2.7	4.8

Adjusted EBITDA (Preliminary)	38.6	185.4

	Forward Guidance
($in millions)	1Q 08E	1Q 08E	2008E	2008E
	Lo Case	Hi Case	Lo Case	Hi Case

Net income	7.6	8.4	48.6	52.2
Depreciation and amortization	15.6	15.6	66.8	66.8
Interest expense, net	11.2	11.2	43.7	43.7
Income taxes	4.4	4.9	28.5	30.7

EBITDA	$38.8	$40.1	$187.6	$193.4
Stock compensation expense (non-cash)	2.5	2.5	7.3	7.3

Adjusted EBITDA	$41.3	$42.6	$194.9	$200.7
5075 Westheimer, Suite 890; Houston, Texas 77056
713-369-0550 P 281-768-3891 F